                                                                   Exhibit 10.15


                                PROGRAM AGREEMENT

                                       FOR

                         RETAIL VALUE INVESTMENT PROGRAM

                                      AMONG

                          RETAIL VALUE MANAGEMENT, LTD.

                    DEVELOPERS DIVERSIFIED REALTY CORPORATION

                                       AND

                   THE PRUDENTIAL INSURANCE COMPANY OF AMERICA


                                               TABLE OF CONTENTS

SECTION                                                                                                   PAGE
-------                                                                                                   ----
                                                     ARTICLE I

                                          DEFINITIONS AND INTERPRETATION


1.1               Definitions                                                                             1
1.2               Interpretation                                                                          4


                                                    ARTICLE II

                                               FORMATION OF VENTURES

2.1               Formation of the Ventures                                                               4
2.2               Aggregate Commitment of DDRC and PREI
                  Investors                                                                               5
2.3               Funding of General Partner Shortfalls                                                   5


                                                    ARTICLE III

                                             COVENANTS OF THE PARTIES

3.1               Expenses                                                                                6
3.2               Implementing Agreement                                                                  6
3.3               Confidentiality                                                                         6
3.4               Public Announcements                                                                    7
3.5               Compliance with Applicable Law                                                          7
3.6               Leverage Policy                                                                         7
3.7               Role of PREI                                                                            7
3.8               Informational Meetings                                                                  7
3.9               Restrictions on Investment                                                              8
3.10              Formation of Similar Partnerships                                                       9
3.11              Successive Disapprovals                                                                 9

                                                    ARTICLE IV

                                               CONDITIONS PRECEDENT

4.1               Conditions Precedent of PIC                                                             10
4.2               Conditions Precedent of the General Partner                                             10
4.3               Conditions Precedent of DDRC                                                            11


                                                     ARTICLE V

                                                      CLOSING                                             12



                                                    ARTICLE VI

                                          REPRESENTATIONS AND WARRANTIES


6.1               Representations and Warranties of DDRC                                                  12
6.2               Representations and Warranties of PREI                                                  13
6.3               Representations and Warranties of
                  the General Partner                                                                     15


                                                    ARTICLE VII

                                                    TERMINATION                                           16


                                                   ARTICLE VIII

                                                  INDEMNIFICATION


8.1               Indemnification by DDRC                                                                 16
8.2               Indemnification by the General Partner                                                  16
8.3               Indemnification by PIC                                                                  17
8.4               Claims                                                                                  17
8.5               Insurance or Third-Party Indemnification                                                18


                                                    ARTICLE IX

                                                   MISCELLANEOUS


9.1               Notices                                                                                 18
9.2               No Third-Party Beneficiaries                                                            19
9.3               No Assignment                                                                           19
9.4               Execution in Counterparts                                                               20
9.5               Amendments                                                                              20
9.6               Validity                                                                                20
9.7               Governing Law                                                                           20
9.8               Jurisdiction                                                                            20
9.9               Arbitration                                                                             20
9.10              Waiver of Jury Trial                                                                    21
9.11              Waiver                                                                                  21
9.12              Binding Effect                                                                          21
9.13              Entire Agreement                                                                        21
9.14              Remedies Not Exclusive                                                                  21



EXHIBITS
--------

Exhibit A                  Form of Limited Partnership Agreement
Exhibit B                  Capital Commitments

                                PROGRAM AGREEMENT


                  THIS PROGRAM AGREEMENT for RETAIL VALUE INVESTMENT PROGRAM is made and entered into as of February 11, 1998, by and among The Prudential Insurance Company of America, a New Jersey corporation ("PIC"), through one of its divisions, Prudential Real Estate Investors ("PREI"), Retail Value Management, Ltd., an Ohio limited liability company (the "General Partner"), and Developers Diversified Realty Corporation, an Ohio corporation ("DDRC").


                               W I T N E S E T H :

                  WHEREAS, the General Partner intends to identify debt or equity interests in real estate assets or businesses related to retail uses (or options or other instruments related thereto) in transactions in which the asset and/or the seller is distressed due to over-leverage, weak ownership, financial pressures, or other factors, or where temporary imbalance in supply and demand, market illiquidity, time-sensitive sellers or other factors permit an opportunistic purchase (each an "Eligible Investment"), and if any such Eligible Investment is approved by PREI and DDRC, the Eligible Investment shall be acquired by a Venture (as defined herein) in which DDRC and an account managed or advised by PREI are limited partners and the General Partner is the general partner; and

                  WHEREAS, the Limited Partnership Agreement (as defined herein) for each Venture shall provide that each Eligible Investment may be managed, developed and monitored by DDRC pursuant to a management agreement between DDRC and such Venture.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

                  1.1 DEFINITIONS. Whenever used in this Agreement, including the Recitals, the following terms have the meanings assigned below:

                  "Account" shall have the meaning ascribed thereto in the Limited Partnership Agreements.

                  "Affiliate" shall mean, when used with reference to a specified Person, (a) any Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person, (b) any Person who is an officer or director of a specified Person or Person who serves in a similar capacity with respect to a specified Person or is a spouse or relative of a specified Person and
         (c) any Person which, directly or indirectly, is the beneficial owner 10% or more of any class of equity securities of the specified Person or of which the specified Person is directly or indirectly the owner of 10% or more of any class of equity securities. No Venture shall be deemed to be an Affiliate of the General Partner, DDRC or PREI for the purposes of this Agreement.

                  "Aggregate Contribution" shall mean the aggregate amount committed to be invested in all Ventures by the PREI Investors, DDRC, and the General Partner as set forth on Schedule B (without taking into account Returned Capital).

                  "Agreement" shall mean this Agreement, as amended, modified, supplemented or restated from time to time.

                  "Approved Investment" means an Eligible Investment proposed by the General Partner which is approved by PREI and DDRC for acquisition and investment by a Venture in accordance with this Agreement and the applicable Limited Partnership Agreement.

                  "Available Contribution" shall have the meaning ascribed thereto in the Limited Partnership Agreements.

                  "Capital Commitments" means the capital commitment and obligation of each PREI Investor and DDRC to contribute capital and invest in Ventures in accordance with this Agreement, subject to
         Section 2.2 and subject to the limitations set forth in the Limited Partnership Agreements.

                  "Closing" shall mean the consummation of the formation of the Ventures in accordance with this Agreement.

                  "Closing Date" shall have the meaning set forth in
         Article V.

                  "Commitment Period" shall have the meaning ascribed thereto in the Limited Partnership Agreements.

                  "Eligible Investment" is defined in the Recital.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Funded Contribution" shall have the meaning ascribed thereto in the Limited Partnership Agreements.

                  "Funding Notice" shall have the meaning ascribed thereto in the Limited Partnership Agreements.



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

                  "Full Investment Date" shall mean the date on which the Ventures have invested or committed for investment 80% of the Aggregate Contribution.

                  "Investment Committee" shall mean the investment management committee of PREI.

                  "Limited Partners" shall mean the limited partners of the Limited Partnerships.

                  "Limited Partnership Agreement" shall mean, with respect to a particular Venture, a limited partnership agreement among the General Partner, DDRC and PREI containing the substantive provisions in the form of agreement attached hereto as Exhibit A, together with such amendments thereto as may be necessary to reflect any additional terms of a particular Venture to which the General Partner, DDRC and PREI have mutually agreed.

                  "Loss" or "Losses" means all liabilities, losses, costs, damages (including punitive, consequential and treble damages), penalties or expenses (including, without limitation, reasonable attorneys' fees and expenses and costs of investigation and litigation), and also including any expenditures or expenses incurred to cover, remedy or rectify any such Losses.

                  "Person" shall mean an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity.

                  "PREI Investors" means accounts managed or advised by PREI.

                  "Program" is defined in Section 2.1.

                  "Real Estate Investment" means any debt or equity interest (or options or other instruments related thereto) in or relating to real estate used for retail purposes, including, without limitation, power, community, entertainment, neighborhood and strip shopping centers and enclosed malls (including pools or portfolios thereof), or companies which own such real estate.

                  "Returned Capital" shall mean amounts distributed to the partners of the Ventures, during the Commitment Period as a return of capital pursuant to Section 5.02 of the Limited Partnership Agreements.

                  "Shortfalls" is defined in Section 2.3.



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

                  "Shortfall Contribution Amount" is defined in Section
         2.3.

                  "Summary Proposal" shall have the meaning ascribed thereto in the Limited Partnership Agreements.

                  "Transaction Documents" shall mean with respect to a particular Venture, this Agreement and the Limited Partnership Agreement for such Venture.

                  "Venture" shall mean a limited partnership formed by DDRC, the General Partner, and PREI pursuant to this Agreement for the purpose of acquiring Approved Investments, which limited partnership shall be governed by a Limited Partnership Agreement.

                  1.2 INTERPRETATION. The headings preceding the text of Articles and Sections included in this Agreement and the headings to the Schedules attached to this Agreement are for convenience of reference only and shall not be deemed a part of this Agreement or be given any effect in interpreting this Agreement. The use of masculine, feminine or neuter gender or the singular or plural form of words herein shall not limit the applicability of any provision of this Agreement to such gender or form. The use of the term "including" or "include" shall in all cases herein mean "including, without limitation" or "include, without limitation," respectively. Underscored references to Articles, Sections, clauses, Exhibits or Schedules shall refer to those portions of this Agreement, and any underscored reference to a clause shall, unless otherwise identified refer to the appropriate clause within the same Section in which such reference occurs. The use of the terms "hereunder," "hereof," "hereto" and words of similar import shall refer to this Agreement as a whole and not to any particular Article, Section or clause of, or Exhibit or Schedule to, this Agreement.


                                   ARTICLE II

                              FORMATION OF VENTURES

                  2.1 FORMATION OF THE VENTURES. At the Closing, the General Partner, DDRC or a Person in which DDRC, directly or indirectly, owns 100% of such Person's equity securities, and PREI will enter into Limited Partnership Agreements to form the Ventures for the purposes of directly or indirectly acquiring, owning, managing, selling and disposing of Approved Investments. The Ventures will invest with the goal of providing a pre-tax rate of return of at least 15% per annum, compounded annually. DDRC will contribute 25% and the PREI Investor participating in a Venture will contribute 75%, of the aggregate capital contributed to such Venture by its Limited Partners, subject to Sections
2.2 and 2.3. This Agreement and its exhibits and the transactions contemplated hereby and thereby are referred to as the "Program."

                  2.2 AGGREGATE COMMITMENT OF DDRC AND PREI INVESTORS. Except as otherwise agreed by the General Partner, DDRC and PREI, DDRC agrees to make an aggregate Capital Commitment of $70,000,000 to the Ventures and PREI agrees to cause the PREI Investors to make an aggregate Capital Commitment of $210,000,000 to the Ventures; provided, however, that in response to a proposed Eligible Investment that exceeds any PREI's Investor remaining Capital Commitment, PREI may increase such PREI Investor's Capital Commitment by an amount of up to 20% in order for such PREI Investor to participate in such Eligible Investment; it being understood in such event that (i) the obligations of the General Partner under Sections 3.9 and 3.10 shall be determined as if such increase had not taken place and (ii) each of the General Partner and DDRC shall be required to increase its Capital Commitment with respect to such Venture by the same percentage by which PREI increased its Capital Commitment. As of a result of such an increase of a PREI Investor's Capital Commitment, the Program may make investments which utilize the full amount of the Aggregate Contribution without fully calling certain PREI Investors' Capital Commitments. The individual Capital Commitment of each Limited Partner is not to exceed the amount set forth opposite such partner's name on Exhibit B, subject to increase as provided in the preceding sentence. Subject to the terms and conditions of this Agreement, each of DDRC and the PREI Investors will fund their Capital Commitment with respect to each Venture in such amounts and at such times as shall be specified in the Limited Partnership Agreement applicable to such Venture.

                  2.3      FUNDING OF GENERAL PARTNER SHORTFALLS.

                  (a) DDRC shall have the option, but not the obligation, to fund operating budget shortfalls of the General Partner in an aggregate amount of up to $4,000,000 (the "Shortfalls"). Each of the parties hereto agrees that, on the earlier of (a) the last day of the latest Commitment Period under each Limited Partnership Agreement or (b) the day on which the partners in all of the Ventures shall have invested an aggregate amount of at least $280,000,000 in the Ventures, such party shall take all action necessary to assure that (i) DDRC shall be given credit for making capital contributions to the Ventures for payment of Shortfalls in an aggregate amount (the "Shortfall Contribution Amount") equal to the aggregate amount of all of the Shortfalls funded by DDRC, plus an amount equal to 10% per annum on each payment of a Shortfall calculated on and from the date such Shortfall is funded by DDRC to and including such earlier date, and (ii) the Shortfall Contribution Amount shall be allocated among the Ventures based on the aggregate Funded Contributions of the Limited Partners in the Ventures. In no event shall DDRC receive, pursuant to this
Section 2.3, credit for making capital contributions to any Venture in excess of the product of (A) $4,000,000, plus an amount equal to 10% per annum on $4,000,000 calculated on and from the date of this Agreement to and including such earlier date, multiplied by (B) a fraction, the numerator of which is the aggregate contributions of the Limited Partners to such Venture (without regard to any capital returned to such Limited Partners but including any Returned Capital which shall be reinvested by such Venture) and the denominator of which is the sum of (i) $280,000,000 plus (ii) any increase in the aggregate commitments of the Ventures pursuant to Section 2.2 plus (iii) any Returned Capital which shall be reinvested by any of the Ventures.

                  (b) DDRC shall inform PREI in writing promptly after funding any Shortfall of the amount of such funding. PREI shall have the right, upon reasonable notice, to review the General Partner's books and records as necessary to confirm the General Partner's budget, Shortfalls and other matters necessary to review the calculations set forth in this Section 2.3.


                                   ARTICLE III

                            COVENANTS OF THE PARTIES

                  3.1 EXPENSES. Each party hereto shall bear its own expenses with respect to this Agreement. Each Venture shall be responsible for other expenses of organizing the Program to the extent provided in the Limited Partnership Agreements, it being understood that each party shall be responsible for its own attorneys' and accountants' fees incurred in connection with the organization of the Program. Notwithstanding the foregoing, the General Partner shall pay any fee payable to CS Securities without credit therefor as a capital contribution under any Limited Partnership Agreement.

                  3.2 IMPLEMENTING AGREEMENT. Each of the General Partner, DDRC and PREI shall take all reasonable actions required to fulfill their respective obligations to one another hereunder and shall otherwise use their respective reasonable efforts to facilitate the consummation of the transactions contemplated hereby. Each of the General Partner, DDRC and PREI agrees that it will not take any action that would have the effect of preventing or impairing its ability to perform its obligations hereunder.

                  3.3 CONFIDENTIALITY. Except as otherwise provided below, each party hereto shall maintain all information furnished to it by its counterparties hereto with respect to the subject matter of this Agreement in strict confidence in accordance with the procedures it uses to protect its own information of a similar nature, provided that PREI may disclose such information to the PREI Investors and each party and such PREI Investors may disclose such information to its officers, directors, employees, accountants, financial advisors, consultants, attorneys and appraisers. Notwithstanding the foregoing, no party shall be required to maintain in confidence information which (i) such party is compelled to disclose by judicial or administrative requirements of law, provided that if permitted by law, such party shall promptly inform its counterparties hereto of the request to disclose, and as such counterparties may reasonably request, such party shall assist such counterparties, at the expense of such counterparties, in any effort by such counterparties to obtain a protective order with respect to such information,
(ii) becomes generally available to the public other than through a disclosure by such party, (iii) is lawfully known to such party prior to its disclosure by such counterparties to such party or (iv) becomes available to such party on a non-confidential basis from a source which was not known by such party to be bound by any legal or contractual obligation of confidentiality with respect to such information.

                  3.4 PUBLIC ANNOUNCEMENTS. No party hereto (or any of its Affiliates) shall make any public statement, including, without limitation, any press release, with respect to this Agreement and the transactions contemplated hereby, without the prior written consent of PREI, the General Partner and DDRC (which consent may not be unreasonably withheld), except as may be required by law. If a disclosure is required by law, the disclosing party shall make reasonable efforts to afford the other parties hereto an opportunity to review and comment on the proposed disclosure prior to the making of such disclosure.

                  3.5 COMPLIANCE WITH APPLICABLE LAW. Each of the parties hereto agrees, and agrees to cause their respective Affiliates, shareholders, controlling persons, officers, directors, partners, members, employees, representatives or agents to comply in all material respects with all applicable laws, rules and regulations in connection with any and all matters relating to the Program or the performance of their obligations hereunder.

                  3.6 LEVERAGE POLICY. The parties acknowledge that, subject to Limited Partner approval, the Ventures intend to leverage the Approved Investments and, if desirable, to refinance the Approved Investments. The parties anticipate that acquisition financing will range from 50% to 85% of the cost of each acquisition and each Venture generally will maintain a leverage ratio of 65%.

                  3.7 ROLE OF PREI. In no event will PREI, PIC or any of its Affiliates be obligated with regard to the Capital Commitments of any PREI Investor.

                  3.8 INFORMATIONAL MEETINGS. The General Partner agrees to hold meetings with PREI and DDRC at reasonable times and upon reasonable notice to review and discuss the status of Eligible Investments, Approved Investments, Venture activities and other Program matters. Such meetings shall be held at the corporate headquarters of PREI unless PREI otherwise agrees. PREI and DDRC may designate any one or more representatives to attend such meetings.


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

                  3.9      RESTRICTIONS ON INVESTMENT.

                  (a) Except for the account of a Venture and except as described below, the General Partner shall not at any time engage in any business other than acting as general partner of limited partnerships in which a PREI Investor is a limited partner and, without limiting the foregoing, shall not at any time acquire any Real Estate Investment which the General Partner believes is consistent with the Ventures' investment objectives from the date of this Agreement until the earliest of (y) the expiration of the Commitment Period of each Venture or (z) the date of the dissolution of a Venture or Ventures so that no Ventures shall exist after such date and the Program shall be terminated; provided, however, that (i) any Real Estate Investment that was not approved by or not presented to the Investment Committee pursuant to Section
3.06 of a Limited Partnership Agreement after its Summary Proposal was approved by DDRC and PREI shall not be subject to this restriction so long as such Real Estate Investment shall be acquired (A) on substantially the same terms that were presented to PREI and DDRC by the General Partner, and (B) only by the General Partner and/or DDRC or a Person in which DDRC, directly or indirectly, owns 100% of such Person's equity securities, and (ii) investments permitted by
Section 3.10 hereof to be made by the General Partner or its Affiliates through partnerships or other entities shall not be subject to this restriction.

                  (b) Nothing in this Section 3.9 shall preclude DDRC from acting, in its individual capacity, for its own account; provided, however, that during the Commitment Period, DDRC will offer to a Venture any investment opportunity that is generated by or presented to DDRC that DDRC believes is consistent with the Ventures' investment objective and that DDRC has determined not to pursue for investment. DDRC shall be permitted to acquire any Real Estate Investment that was not approved by PREI pursuant to Section 3.06 of a Limited Partnership Agreement.

                  (c) The PREI Investors shall be prohibited from investing in any proposed Eligible Investment that was either disapproved by or not be presented to the Investment Committee unless (A) more than six months have elapsed since the date such proposed Eligible Investment was disapproved by or PREI advised the General Partner that it would not be presented to the Investment Committee, (B) PREI became aware of such proposed Eligible Investment prior to the presentation by the General Partner of such proposed Eligible Investment and informed the General Partner of such awareness as promptly as reasonably practicable following the General Partner's presentation thereof to PREI, (C) such Eligible Investment was presented to PREI as part of a portfolio of properties which differed from the portfolio presented by the General Partner and such proposed Eligible Investment represented less than 20% of the aggregate investments in such different portfolio, (D) PREI was presented a portfolio of properties which differed from such proposed Eligible Investment such that the


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

properties in the different portfolio which were included in such proposed Eligible Investment represented less than 20% of such proposed Eligible Investment, (E) no beneficiary of PREI's investment in such proposed Eligible Investment shall include any of the Persons included on Schedule II attached hereto or (F) the PREI Investor's investment in such proposed Eligible Investment shall be a debt investment with no participation features or provisions entitling the PREI Investors to a share of appreciation cash flow.

                  3.10. FORMATION OF SIMILAR PARTNERSHIPS. The General Partner or its Affiliates may form and market other limited partnerships or other entities similar to the Ventures and may sell, market or distribute limited partnership interests or other interests or securities in such limited partnerships or other entities formed by it; provided, however, that the General Partner and its Affiliates shall not commence the investment activities of any such limited partnership or entity (to the extent such investments would otherwise be prohibited by Section 3.09) prior to the earliest of (i) the Full Investment Date, (ii) the expiration of the Commitment Period of each Venture or
(iii) the date of the dissolution of a Venture or Ventures so that no Ventures shall exist after such date and the Program shall be terminated. If the Ventures shall have invested or committed for investment at least 80% of the Aggregate Contribution, then the General Partner and its Affiliates shall have the option of commencing the investment activities of another entity formed in accordance with the immediately preceding sentence, if such entity offers to the Limited Partners the opportunity to subscribe on a pro rata basis for the equity interests therein. The portion of interests therein allocable to Limited Partners who have not elected to invest in such entity shall be made available to Limited Partners who have elected to invest therein, who may (but shall not be obligated to) invest additional amounts on a pro rata basis among those parties who elect to invest such additional amounts. Except as provided in this
Section 3.10, neither DDRC nor any of its Affiliates shall have any obligation to offer a participation in any such subsequent limited partnership or entity to any Limited Partner.

                  3.11. SUCCESSIVE DISAPPROVALS. Each time that two successive proposed Eligible Investments that were the subject of Summary Proposals are either disapproved by or not presented to the Investment Committee, the General Partner and its Affiliates shall no longer be bound by the provisions of Sections 3.09 and 3.10 with respect to the third proposed Eligible Investment that is either disapproved by or not presented to the Investment Committee; provided that (i) such third proposed Partnership Investment is disapproved by the Investment Committee, or PREI advised the General Partner that it would not be presented to the Investment Committee, on a date that is at least six months from the date hereof and (ii) for purposes of this sentence, only an Eligible Investment with an aggregate cost of at least $20,000,000 shall be considered a "proposed Eligible Investment."

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

                  4.1 CONDITIONS PRECEDENT OF PIC. Without limiting the scope of all conditions to be satisfied prior to PIC entering into the Limited Partnership Agreements and making the capital contributions contemplated thereby, it is contemplated that the following matters shall have been completed to the satisfaction of or waived by PREI prior thereto:

                  (a) FULFILLMENT OF OBLIGATIONS. Each of DDRC and the General Partner shall have complied in all material respects with all of its obligations and covenants under this Agreement with respect to the Ventures required to be performed by it on or before the Closing Date;

                  (b) REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of DDRC and the General Partner hereunder shall be true, correct and complete in all material respects on and as of the Closing Date as if made on the Closing Date;

                  (c) DELIVERY OF DOCUMENTS. Each of DDRC and the General Partner shall have delivered all of the documents contemplated to be delivered by it pursuant to this Agreement, all in form and substance reasonably satisfactory to PREI;

                  (d) LEGAL PROCEEDINGS. No order of any court or administrative agency shall be in effect that restrains or prohibits any of the transactions contemplated by this Agreement, and no suit, action, inquiry, investigation or proceeding in which it will be, or it is sought to restrain, prohibit or change the terms of or obtain damages or other relief in connection with this Agreement or any of the Limited Partnership Agreements, which in the judgment of PREI makes it inadvisable to proceed with the consummation of such transactions, shall have been instituted by any Person; and

                  (e) ERISA. PREI shall have satisfied itself that the transactions contemplated to be taken on the Closing Date will not result in a prohibited transaction under ERISA.

                  4.2 CONDITIONS PRECEDENT OF THE GENERAL PARTNER. Without limiting the scope of all conditions to be satisfied prior to the General Partner entering into the Limited Partnership Agreements, it is contemplated that the following matters shall have been completed to the satisfaction of or waived by the General Partner prior thereto:

                  (a) FULFILLMENT OF OBLIGATIONS. Each of DDRC and PREI shall have complied in all material respects with all of its obligations and covenants under this Agreement with respect to the Ventures required to be performed by it on or before the Closing Date;

                  (b) REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of PREI and DDRC hereunder shall be true, correct and complete in all material respects on and as of the Closing Date as if made on the Closing Date;

                  (c) DELIVERY OF DOCUMENTS. Each of PREI and DDRC shall have delivered all of the documents contemplated to be delivered by it pursuant to this Agreement all in form and substance reasonably satisfactory to the General Partner; and

                  (d) LEGAL PROCEEDINGS. No order of any court or administrative agency shall be in effect that restrains or prohibits any of the transactions contemplated by this Agreement, and no suit, action, inquiry, investigation or proceeding in which it will be, or it is sought to restrain, prohibit or change the terms of or obtain damages or other relief in connection with this Agreement or the Limited Partnership Agreements, which in the judgment of the General Partner makes it inadvisable to proceed with the consummation of such transactions, shall have been instituted by any Person.

                  4.3 CONDITIONS PRECEDENT OF DDRC. Without limiting the scope of all conditions to be satisfied prior to DDRC entering into the Limited Partnership Agreements and making the capital contributions contemplated thereby, it is contemplated that the following matters shall have been completed to the satisfaction of or waived by DDRC prior thereto:

                  (a) FULFILLMENT OF OBLIGATIONS. Each of the General Partner and PREI shall have complied in all material respects with all of its obligations and covenants under this Agreement with respect to the Ventures required to be performed by it on or before the Closing Date;

                  (b) REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of PREI and the General Partner hereunder shall be true, correct and complete in all material respects on and as of the Closing Date as if made on the Closing Date;

                  (c) DELIVERY OF DOCUMENTS. Each of PREI and the General Partner shall have delivered all of the documents contemplated to be delivered by it pursuant to this Agreement all in form and substance reasonably satisfactory to the General Partner; and

                  (d) LEGAL PROCEEDINGS. No order of any court or administrative agency shall be in effect that restrains or prohibits any of the transactions contemplated by this Agreement, and no suit, action, inquiry, investigation or proceeding in which it will be, or it is sought to restrain, prohibit or change the terms of or obtain damages or other relief in connection with this Agreement or the Limited Partnership Agreements, which in the judgment of the General Partner makes it inadvisable to proceed with the consummation of such transactions, shall have been instituted by any Person.


                                    ARTICLE V

                                     CLOSING

                  The Closing shall take place by mail or telefax on the date hereof after the satisfaction or waiver of each of the conditions precedent with respect to the Ventures (which shall include without limitation all of the conditions precedent set forth in Sections 4.1, 4.2 and 4.3 hereof), or on such other day as DDRC, the General Partner and PREI shall agree or at such other place as DDRC, the General Partner and PREI shall agree (such date referred to as the "Closing Date").


                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

                  6.1 REPRESENTATIONS AND WARRANTIES OF DDRC. DDRC hereby represents and warrants to PREI and the General Partner as follows:

                  (a) DDRC is a corporation duly incorporated and validly existing under the laws of the State of Ohio, with all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. DDRC has all requisite power and authority to enter into the Transaction Documents and to carry out the transactions contemplated hereby and thereby.

                  (b) DDRC, by executing this Agreement, represents and warrants that it is an accredited investor, that its interests in the Ventures will be acquired by it for its own account, for investment and not with a view to resale or distribution thereof.

                  (c) The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of DDRC. The Transaction Documents have been or will be executed and delivered by a duly authorized officer of DDRC and constitute, or will constitute upon execution and delivery, the valid and binding obligations of DDRC enforceable against DDRC in accordance with the terms hereof and thereof, subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

                  (d) The execution, delivery and performance of the Transaction Documents by DDRC do not or will not: (i) violate any decree or judgment of any court or governmental authority that may be applicable to DDRC, (ii) violate any law (or regulation promulgated under any law), (iii) violate or conflict with, or result in a breach of, or constitute a default (or an event with or without notice or lapse of time or both would constitute a default) under, any contract or agreement to which DDRC is a party or (iv) violate or conflict with any provision of the organizational documents of DDRC.

                  (e) No broker, finder, agent or other intermediary has been employed by or on behalf of DDRC in connection with the negotiation or consummation of this Agreement, and no such party has any claim for any commission, finder's fee or similar amount payable as a result of any engagement of such party by DDRC.

                  (f) None of DDRC nor any officer, director, employee, or agent of DDRC exercising any authority or conduct with respect to this Agreement or any Venture or the assets thereof, have prior to the date hereof or the term of this Agreement or of any Venture, been convicted of a crime described in Section 411 of ERISA.

                  6.2 REPRESENTATIONS AND WARRANTIES OF PREI. PREI hereby represents and warrants to DDRC and the General Partner as follows:

                  (a) PIC is a corporation duly formed and validly existing under the laws of the State of New Jersey, with all requisite power and authority to carry on its business as now being conducted. PIC has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

                  (b) PIC, by executing this Agreement, represents and warrants that it and each PREI Investor is an accredited investor, that its interests in the Ventures will be acquired for the PREI Investor's own account, or for the account of a commingled pension trust or other institutional investor previously specified in writing to the General Partner with respect to whom it has full investment discretion, for investment and not with a view to resale or distribution thereof.

                  (c) The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of PIC. The Transaction Documents have been or will be executed and delivered by a duly authorized officer of PIC and constitute, or will constitute upon execution and delivery, the valid and binding obligations of the PREI Investors enforceable against the PREI Investors in accordance with the terms hereof and thereof, subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

                  (d) PIC has full power and authority to act on behalf of each PREI Investor and to bind each PREI Investor to the Limited Partnership Agreement to which such PREI Investor is a party. Upon execution and delivery, each Limited Partnership Agreement to which a PREI Investor is a party will constitute the valid and binding obligations of such PREI Investor in accordance with the terms thereof, subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

                  (e) The execution, delivery and performance of the Transaction Documents by PIC and by each PREI Investor do not or will not: (i) violate any decree or judgment of any court or governmental authority that may be applicable to PIC, PREI or a PREI Investor, (ii) violate any law (or regulation promulgated under any law), (iii) violate or conflict with, or result in a breach of, or constitute a default (or an event with or without notice or lapse of time or both would constitute a default) under, any contract or agreement to which PIC, PREI or a PREI Investor is a party or (iv) violate or conflict with any provision of the organizational documents of PIC or a PREI Investor.

                  (f) No broker, finder, agent or other intermediary has been employed by or on behalf of PIC, PREI or any PREI Investor in connection with the negotiation or consummation of this Agreement, and no such party has any claim for any commission, finder's fee or similar amount payable as a result of any engagement of such party by PIC, PREI or any PREI Investor.

                  (g) Each PREI Investor which is deemed to hold ERISA plan assets within the meaning of 29 CFR ss. 2510.101-3 shall either (i) be an insurance company pooled separate account within the meaning of Prohibited Transaction Exemption 90-1, 55 Fed. Reg. 2891 (Jan. 29,
         1990) or (ii) be an investment fund with respect to which PREI serves as a qualified professional asset manager as defined in Prohibited Transaction Exemption 84-14, 49 Fed. Reg. 9494 (Mar. 13, 1984) and 50 Fed. Reg. 41430 (Oct. 10, 1985).

                  6.3 REPRESENTATIONS AND WARRANTIES OF THE GENERAL PARTNER. The General Partner hereby represents and warrants to PREI and DDRC as follows:

                  (a) The General Partner is a limited liability company duly organized and validly existing under the laws of the State of Ohio, with all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. DDRC has all requisite power and authority to enter into the Transaction Documents and to carry out the transactions contemplated thereby.

                  (b) The General Partner, by executing this Agreement, represents and warrants that it is an accredited investor, that its interests in the Ventures will be acquired by it for its own account, for investment and not with a view to resale or distribution thereof.

                  (c) The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly authorized by all necessary limited liability company action on the part of the General Partner. The Transaction Documents have been or will be executed and delivered by a duly authorized member of the General Partner and constitute, or will constitute upon execution and delivery, the valid and binding obligations of the General Partner enforceable against the General Partner in accordance with the terms thereof, subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

                  (d) The execution, delivery and performance of the Transaction Documents by the General Partner do not or will not: (i) violate any decree or judgment of any court or governmental authority that may be applicable to the General Partner, (ii) violate any law (or regulation promulgated under any law), (iii) violate or conflict with, or result in a breach of, or constitute a default (or an event with or without notice or lapse of time or both would constitute a default) under, any contract or agreement to which the General Partner is a party or (iv) violate or conflict with any provision of the organizational documents of the General Partner.

                  (e) Other than CS Securities, no broker, finder, agent or other intermediary has been employed by or on behalf of the General Partner in connection with the negotiation or consummation of this Agreement, and no such party has any claim for any commission, finder's fee or similar amount payable as a result of any engagement of such party by the General Partner.

                  (f) None of the General Partner nor any member, manager, employee, or agent of the General Partner exercising any authority or conduct with respect to this Agreement or any Venture or the assets thereof, have prior to the date hereof or the term of this Agreement or of any Venture, been convicted of a crime described in Section 411 of ERISA.


                                   ARTICLE VII

                                   TERMINATION

                  Except for the provisions of Sections 3.1, 3.3 and 3.4 as well as Article VIII, this Agreement will terminate upon the termination of all of the Limited Partnership Agreements.


                                  ARTICLE VIII

                                 INDEMNIFICATION

                  8.1 INDEMNIFICATION BY DDRC. DDRC agrees to indemnify each of the General Partner, PIC, PREI and the PREI Investors against, and agrees to hold harmless each of the General Partner, PIC, PREI and the PREI Investors from, any and all Losses incurred or suffered by any of the General Partner, PIC, PREI or any PREI Investor relating to or arising out of or in connection with (i) any of the following with respect to PREI and the General Partner and
(ii) paragraph (c) with respect to each Venture:

                  (a) any breach of or any inaccuracy in any representation or warranty made by DDRC in this Agreement; PROVIDED that notice of their claim shall have been given to DDRC not later than the close of business on the third anniversary of the Closing Date;

                  (b) any breach of or failure by DDRC to perform any covenant or obligation of DDRC set out or contemplated in this Agreement; PROVIDED that a notice of their claim shall have been given to DDRC prior to the expiration of the statute of limitations with respect to claims of the nature of the claim being asserted by any of the General Partner, PIC, PREI or any PREI Investor; and

                  (c) all actions taken by shareholders of DDRC (acting as such) relating to or arising out of or in connection with DDRC's participation in the Program.

                  8.2 INDEMNIFICATION BY THE GENERAL PARTNER. The General Partner agrees to indemnify each of DDRC, PIC, PREI and the PREI Investors against, and agrees to hold harmless each of DDRC, PIC, PREI and the PREI Investors from, any and all Losses incurred or suffered by any of DDRC, PIC, PREI or any PREI Investor relating to or arising out of or in connection with any of the following:

                  (a) any breach of or any inaccuracy in any representation or warranty made by the General Partner in this Agreement; PROVIDED that notice of their claim shall have been given to the General Partner not later than the close of business on the third anniversary of the Closing Date; and

                  (b) any breach of or failure by the General Partner to perform any covenant or obligation of the General Partner set out or contemplated in this Agreement; PROVIDED that a notice of their claim shall have been given to the General Partner prior to the expiration of the statute of limitations with respect to claims of the nature of the claim being asserted by any of DDRC, PIC, PREI or any PREI Investor.

                  8.3 INDEMNIFICATION BY PIC. PIC agrees to indemnify DDRC, the General Partner and each Venture against, and agrees to hold DDRC, the General Partner and each Venture harmless from, any and all Losses incurred or suffered by DDRC, the General Partner or any Venture relating to or arising out of or in connection with (i) any of the following with respect to DDRC and the General Partner and (ii) paragraph (c) with respect to each Venture:

                  (a) any breach of or any inaccuracy in any representation or warranty made by PREI in this Agreement; PROVIDED that a notice of their claim shall have been given to PREI not later than the close of business on the third anniversary of the Closing Date;

                  (b) any breach of or failure by PREI to perform any covenant or obligation of PREI set out or contemplated in this Agreement; PROVIDED that a notice of their claim shall have been given to PREI prior to the expiration of the statute of limitations with respect to claims of the nature of the claim being asserted by any of DDRC or the General Partner; or

                  (c) all actions taken by a participant in or beneficiary of a PREI Investor (acting as such), relating to or arising out of or in connection with PIC's or PREI's or a PREI Investor's participation in the Program.

                  8.4 CLAIMS. As soon as is reasonably practicable after becoming aware of a claim for indemnification under this Agreement, the indemnified person shall promptly give notice to the indemnifying person of such claim and the amount the indemnified person will be entitled to receive hereunder from the indemnifying person; PROVIDED that the failure of the indemnified person to give notice shall not relieve the indemnifying person of its obligations under this Article VIII, except to the extent (if any) that the indemnifying person shall have been prejudiced thereby. If the indemnifying person does not object in writing to such indemnification claim within 30 days of receiving notice thereof, the indemnified person shall be entitled to recover promptly from the indemnifying person the amount of such claim, and no later objection by the indemnifying person shall be permitted. If the indemnifying person agrees that it has an indemnification obligation but objects that it is obligated to pay only a lesser amount, the indemnified person shall nevertheless be entitled to recover promptly from the indemnifying person the lesser amount, without prejudice to the indemnified person's claim for the difference.

                  8.5 INSURANCE OR THIRD-PARTY INDEMNIFICATION. Notwith-standing anything to the contrary herein, an indemnifying person shall not be liable for a Loss arising out of or in connection with any matter described in this Article VIII if and to the extent such Loss is covered by a policy of insurance or benefits from a right to indemnification from a Person not party to this Agreement and payment is made under such policy to the indemnified person by the insurer or under such right to indemnification by such Person, as applicable. Notwithstanding anything to the contrary herein, PREI, DDRC and the General Partner may acquire insurance against Losses arising in connection with this Agreement.


                                   ARTICLE IX

                                  MISCELLANEOUS

                  9.1 NOTICES. All notices and demands under this Agreement shall be in writing and may be either delivered personally (which shall include deliveries by courier), by telefax or other wire transmission (with request for assurance of receipt in a manner appropriate with respect to communications of that type, provided that a confirmation copy is concurrently sent by a nationally recognized express courier for overnight delivery) or mailed, postage prepaid, by certified or registered mail, return receipt requested.

                  If to PREI, addressed as follows:

                  Prudential Real Estate Investors
                  8 Campus Drive
                  Parsippany, NJ 07054
                  Attention:  Joseph D. Margolis
                  Fax:  (973) 683-1752

                  with a copy to:

                  Mayer, Brown & Platt
                  190 S. LaSalle Street
                  Chicago, IL
                  Attention:  Bert Krueger
                  Fax:  (312) 706-9122

                  If to the General Partner, addressed as follows:

                  Retail Value Management, Ltd.
                  The Heritage
                  34555 Chagrin Boulevard, Suite CC-2
                  Moreland Hills, Ohio 44022
                  Attention:  Scott A. Wolstein
                  Fax:  (216) 247-0434

                  with a copy to:

                  Albert T. Adams
                  Baker & Hostetler LLP
                  3200 National City Center
                  1900 East 9th Street
                  Cleveland, Ohio 44114
                  Fax:  (216) 696-0740


                  If to DDRC:

                  Developers Diversified Realty Corporation
                  The Heritage
                  34555 Chagrin Boulevard
                  Moreland Hills, Ohio 44022
                  Attention:  James A. Schoff
                  Fax:  (216) 247-0434

                  With copy to:

                  Albert T. Adams
                  Baker & Hostetler LLP
                  3200 National City Center
                  Cleveland, Ohio 44114
                  Fax:  (216) 696-0740

Unless delivered personally or by telefax or other wire transmission (which shall be deemed delivered on the next business day following the date of such personal delivery or transmission), any notice shall be deemed to have been made three days following the date so mailed. Any party hereof may designate a different address to which notices and demands shall thereafter be directed by written notice given in the same manner and directed to the other parties at their offices.

                  9.2 NO THIRD-PARTY BENEFICIARIES. Other than the PREI Investors, the parties do not intend to confer any benefit hereunder on any Person other than the parties hereto and any Ventures that are formed as a result of the terms hereof.

                  9.3 NO ASSIGNMENT. No party hereto shall have the right to assign any right or obligation under this Agreement to any other

Person, except that (i) DDRC shall have the right to assign all or any portion of its interest in any Venture to a Person in which DDRC, directly or indirectly, owns 100% of such Person's equity securities and (ii) each of the parties hereto shall be entitled to assign all or any portion of its interest in any Venture to the extent permitted by the applicable Limited Partnership Agreement.

                  9.4 EXECUTION IN COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and same instrument.

                  9.5 AMENDMENTS. This Agreement may be amended, modified or supplemented but only in a writing signed by all of the parties.

                  9.6 VALIDITY. If any provision of this Agreement or the application of such provision to any Person or circumstance shall be held invalid, the remainder of this agreement or the application of such provision to Persons or circumstances other than those with respect to which it is held invalid shall not be affected thereby and shall continue to be binding and in force.

                  9.7 GOVERNING LAW. This Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the internal laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

                  9.8 JURISDICTION. The parties hereto consent to personal jurisdiction in the State of Delaware and agree that the exclusive venue and place of trial for their solution of any disputes arising in connection with the interpretation or enforcement of this Agreement shall be the Federal District Court for the District of Delaware.

                  9.9 ARBITRATION. The parties hereby agree to submit all controversies, claims and matters in dispute in respect of this Agreement to arbitration in Wilmington, Delaware, according to the commercial arbitration rules of the American Arbitration Association from time to time in force. This submission and agreement to arbitrate shall be specifically enforceable. The parties may agree on a retired judge as sole arbitrator. In the absence of such agreement, there shall be three arbitrators, selected in accordance with the commercial arbitration rules of the American Arbitration Association: one attorney and/or retired judge, one expert in real estate investment; and one certified public accountant. A decision agreed on by two of the arbitrators shall be the decision of the arbitration panel; PROVIDED, HOWEVER, that in the case of monetary damages, if there is not agreement of two arbitrators as to the amount of the award, then the average of the two amounts that are closest to each other shall be the final award of the arbitration panel for the purpose of this Agreement. The arbitration panel may elect to specifically enforce this Agreement. The parties agree to abide by all awards rendered in such proceedings. Any award shall include costs and reasonable attorneys' fees to the successful party. Such awards shall be final and binding on all parties. There shall be no appeal therefrom other than for fraud or willful misconduct. All awards may be filed with the clerk of one or more courts, State or Federal, having jurisdiction over the party against whom such an award is rendered or its property as a basis of judgment and of the issuance of execution for its collection. Nothing in this Agreement and/or the exhibits hereto shall be deemed to prevent the arbitration panel from exercising authority to permit the exercise by a party of its legal and/or equitable remedies including right of offset and specific performance. The parties agree that this Section shall be valid, binding and enforceable and shall survive the termination of this Agreement.

                  9.10 WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ANY RELATED DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE PARTIES HERETO. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH RELATED DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER RELATED DOCUMENT.

                  9.11 WAIVER. The waiver by any party hereto of the breach of any term, covenant, agreement or condition herein contained shall not be deemed a waiver of any subsequent breach of the same or any other term, covenant, agreement or condition herein, nor shall any custom, practice or course of dealing arising among the parties hereto in the administration hereof by construed as a waiver or diminution of the right of any party hereto to insist upon the strict performance by any other party hereto of the terms, covenants agreements and conditions herein contained.

                  9.12 BINDING EFFECT. Except as herein otherwise provided, this Agreement shall be binding upon and inure to the benefit of the parties, their legal representatives, heirs, administrators, executors, successors and permitted assigns.

                  9.13 ENTIRE AGREEMENT. This Agreement, including the Schedules and Exhibits hereto, constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, written or oral, between the parties with respect to the subject matter hereof.

                  9.14 REMEDIES NOT EXCLUSIVE. Any remedies herein contained for breaches of obligations hereunder shall not be redeemed to be exclusive and shall not impair the right of any party to exercise any other right or remedy, whether for damages, injunction or otherwise.

                  IN WITNESS WHEREOF, this Agreement has been executed by each of the parties hereto as of the date of this Agreement set forth above.

                                       THE PRUDENTIAL INSURANCE
                                       COMPANY OF AMERICA


                                       By:      /s/ [ILLEGIBLE SIGNATURE]
                                                -----------------------------
                                                Name:  [ILLEGIBLE NAME]
                                                       ----------------------
                                                Title: Vice President
                                                       ----------------------



                                       DEVELOPERS DIVERSIFIED REALTY
                                       CORPORATION


                                       By:      /s/ Scott A. Wolstein
                                                -----------------------------
                                                Name:  Scott A. Wolstein
                                                       ----------------------
                                                Title: President
                                                       ----------------------


                                       RETAIL VALUE MANAGEMENT, LTD.


                                       By:      /s/ Scott A. Wolstein
                                                -----------------------------
                                                Name:  Scott A. Wolstein
                                                       ----------------------
                                                Title: Managing Member
                                                       ----------------------